Document Security Systems Expands Board of Directors

Rochester, NY—January 17, 2017—Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, today announced it has added Mr. Heng Fai Ambrose Chan as a member to its Board of Directors.

Mr. Chan is an accomplished business executive based in Singapore. He brings significant operational experience as well as strong ties in Asia Pacific markets. Mr. Chan has founded multiple companies and restructured numerous others globally. He founded his first business while attending college in London during the late 1960’s. Interasia Travel Limited grew to fourteen offices with three hundred employees before it was sold to a Malaysian financial firm. Mr. Chan has also acquired multiple companies to focus on restructuring to accelerate growth. Companies have included American Pacific Bank, Skywest Airlines, China Gas Holdings Limited, and SingXpress Land Limited.

“Being able to draw on Mr. Chan’s operational experience and knowledge of Asian markets is a tremendous asset for DSS,” said Jeff Ronaldi, CEO of DSS. “We have a significant global opportunity in front of us and Mr. Chan will play a critical role in helping to propel our growth.”

“Asia has a huge need for anti-counterfeiting and anti-fraud solutions and DSS is well positioned to capitalize on the opportunity,” according to Robert Fagenson, Chairman of the Board for DSS. “Mr. Chan adds important insight, experience and a wealth of global contacts to our Board as we build and execute upon our global strategy.”

Mr. Chan is currently the Chief Executive Officer of Singapore eDevelopment Limited (SGX: 40V) (“SED”), and also serves as a director of BMI Capital Partners International Ltd. (“BMI Capital”), a wholly-owned subsidiary of SED. BMI Capital recently purchased 300,000 shares of DSS’ common stock in a private placement that closed in December of last year, at a price of $0.75 per share, for a total investment of $225,000.

Mr. Chan also serves on the board of Holista Colltech Limited (ASX: HCT), a public company listed on the Australia Stock Exchange (ASX). Mr. Chan formerly served as the Managing Chairman of Xpress Group Limited (now known as ZH International Holding Limited) which is listed on the Hong Kong Stock Exchange. In 2008 he became Chairman and Managing Director of SingXpress Land Limited (formerly known as Futuristic) which was sold in 2013.

“After much due diligence and research, I made an investment and joined DSS’ Board of Directors,” said Mr. Chan. “I believe in the company, its products, and its market opportunity. I know there is a massive counterfeiting problem in Asia and I think DSS has a true growth opportunity at hand. I am confident that we can help build DSS into a world class company.”

About Document Security Systems, Inc.

Document Security Systems, Inc.'s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies. For more information on the AuthentiGuard™ Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.dsssecure.com.

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Document Security Systems, Inc.

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company's plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as "believes," "anticipates," "expects," "plans," "intends" and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, the outcomes of any of the Company's litigation, its ability to raise capital, and those risks and uncertainties disclosed in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.